UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

6% Convertible Senior Notes due 2014

On February 23, 2010, YRC Worldwide Inc. (the “Company”) completed the sale of $49.8 million in aggregate principal amount of its 6% Convertible Senior Notes due 2014 (the “Notes”) to certain investors (the “Investors”) pursuant to the first closing under the Note Purchase Agreement, dated February 11, 2010 (the “Note Purchase Agreement”), by and among the Company, its guarantor subsidiaries (the “Guarantors”) and the Investors. The Note Purchase Agreement provides for the sale of up to $70 million of the Notes to the Investors in two closings. The Notes were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in connection therewith, each Investor has represented to the Company, among other things, that it is an “accredited investor” with the meaning of Rule 501(a) of Regulation D under the Securities Act. The Notes were issued pursuant to an Indenture, dated as of February 23, 2010 (the “Indenture”), among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee. The material terms of the Notes (including the terms whereby the common stock of the Company may be issued on account of such Notes) and the Note Purchase Agreement are described in the Company’s Current Report of Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2010, and such descriptions are incorporated by reference herein.

The Indenture contains customary events of default. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, and liquidated damages, if any, on all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which will result in the Notes becoming due and payable immediately upon the occurrence of such events of default.

The Company used the proceeds of the Notes (i) to satisfy and discharge the Indenture (the “8 1/2% Notes Indenture”) governing the 8 1/2% Guaranteed Notes due April 15, 2010 (the “8 1/2% Notes”) of its subsidiary, YRC Regional Transportation, Inc. (“YRCRT”), and to redeem all of the outstanding $44,957,000 in aggregate principal amount of the 8 1/2% Notes, and (ii) to fund fees and expenses of the transaction. The Company plans to use the remaining proceeds for general corporate purposes.

The Notes are not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference. The description of the material terms of the Notes and the Indenture is qualified in its entirety by reference thereto. The description of the material terms of the Note Purchase Agreement is qualified in its entirety by reference thereto.

Escrow Agreement

In connection with the sale of the Notes at the first closing, the Company entered into an Escrow Agreement (the “Escrow Agreement”), dated February 23, 2010, by and among the Company, the Investors and U.S. Bank National Association, as escrow agent (the “Escrow Agent”). On February 23, 2010, the Investors deposited an aggregate amount of $70 million in cash in an escrow account (the “Escrow Account”) with the Escrow Agent, which represents the aggregate purchase price for all of the Notes contemplated to be sold by the Company to the Investors pursuant to the Note Purchase Agreement.

At the first closing of the sale of the Notes on February 23, 2010, the Escrow Agent disbursed funds from the Escrow Account (i) to the trustee under the 8 1/2% Notes Indenture governing the 8 1/2% Notes in an amount sufficient to satisfy and discharge the 8 1/2% Notes Indenture governing the 8 1/2% Notes and to redeem all of the outstanding 8 1/2% Notes and (ii) to the Company’s financial advisors and other third parties to fund fees and expenses of the transaction. The remaining proceeds from the first closing in the Escrow Account were disbursed by the Escrow Agent to the Company.

The remaining $20.2 million will be held in the Escrow Account until the earlier of the second closing, in which case the funds will be released to the Company, and the termination of the Escrow Agreement (if the second closing does not occur), in which case the funds will be return to the Investors. The second closing is subject to satisfaction of certain customary and other closing conditions with respect to the second closing under the Note Purchase Agreement, including that (i) the Company is in compliance with the terms of its senior credit facilities and (ii) either (a) a supplemental indenture relating to the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due

2023 (the “5% Notes”), which eliminates the rights of the holders of the 5% Notes to require the Company to repurchase those notes shall have been executed, or (b) such supplemental indenture described in clause (a) shall not have been executed by July 30, 2010. The Escrow Agreement terminates automatically following the disbursement of funds in connection with the second closing of the Notes or the termination of the Note Purchase Agreement. If the second closing of the Notes is consummated, then the Company will receive all interest and other income earned on the funds in the Escrow Account. If the funds in the Escrow Account are returned to the Investors upon termination of the Note Purchase Agreement, then the Investors are entitled to all interest and other income earned on the funds in the Escrow Account.

A copy of the Escrow Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference. The description of the material terms of the Escrow Agreement is qualified in its entirety by reference thereto.

Item 1.02  Termination of a Material Definitive Agreement.

On February 23, 2010, in accordance with the Escrow Agreement, the Escrow Agent wired funds to The Bank of New York Mellon Trust Company, N.A., as trustee under the 8 1/2% Notes Indenture to satisfy and discharge the 8 1/2% Notes Indenture and to redeem of all outstanding 8 1/2% Notes. In accordance with the 8 1/2% Notes Indenture, not less than 30-day notice will be provided to the holders of the 8 1/2% Notes of the redemption of all outstanding 8 1/2% Notes on March 26, 2010.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Notes are also responsive to Item 2.03 of this report and are incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 3.02 of this report and are incorporated by reference herein.

Item 8.01  Other Events.

On February 23, 2010, the Company issued a news release announcing that it had completed the first closing sale of the Notes and disclosing the number of outstanding shares of its common and preferred stock. As a result of the Company’s stockholders approving an amendment to the Company’s certificate of incorporation at the Company’s special meeting of stockholders held on February 17, 2010, substantially all of the Company’s Class A Convertible Preferred Stock automatically converted to shares of the Company’s common stock at a ratio of 220.28 shares of common stock for each share of preferred stock. As of February 22, 2010, there were 1,020,745,435 shares of the Company’s common stock issued and outstanding and 150,569 shares of the Company’s Class A Convertible Preferred Stock issued and outstanding. A copy of the news release announcing the sale of the Notes and disclosing the number of outstanding shares of the Company’s common and preferred stock is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Also filed herewith as Exhibit 25.1 is the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as trustee under the Indenture, with respect to the Notes.

Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “can,” and similar expressions are intended to identify forward-looking statements. The closing of the second $20.2 million of the Notes is subject to a number of conditions, including (among others), a determination of the outcome of the company’s litigation with respect to its outstanding 5% and 3.375% contingent convertible notes.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

99.1	Escrow Agreement, dated as of February 23, 2010, by and among the Company, the Investors and U.S. Bank National Association, as escrow agent.

99.2	News release dated February 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 23, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture (including form of note), dated as of February 23, 2010, by and among the Company, as issuer, the Guarantors and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

99.1	Escrow Agreement, dated as of February 23, 2010, by and among the Company, the Investors and U.S. Bank National Association, as escrow agent.

99.2	News release dated February 23, 2010.

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